EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES THIRD QUARTER 2006 NET INCOME OF $4.9 MILLION, OR
$0.27 PER DILUTED SHARE

FORT WORTH, Texas, November 9, 2006 - Hallmark Financial Services, Inc. (Nasdaq: HALL) reported record quarterly net income of $4.9 million for the third quarter ended September 30, 2006, representing a 97% increase from the $2.5 million in net income for the third quarter of 2005. Diluted earnings per share for the three months ended September 30, 2006, were $0.27, representing a 59% increase over the $0.17 in diluted earnings per share for the same period of the prior year.

Hallmark also reported net income of $4.5 million and diluted earnings per share of $0.28 for the nine months ended September 30, 2006, compared to net income of $6.3 million and diluted earnings per share of $0.58 in the same period of the prior year. During the nine months ended September 30, 2006, Hallmark recorded $9.6 million of interest expense from amortization attributable to the deemed discount on convertible promissory notes issued in January, 2006, and converted to common stock during the second quarter of 2006. In the absence of this non-cash expense, the Company's net income for the nine months ended September 30, 2006, would have been $10.5 million, representing a 67% increase over the similar period of 2005, and its diluted earnings per share would have been $0.66 for the nine months ended September 30, 2006.

During the three months and nine months ended September 30, 2006, Hallmark reported total revenues of $56.4 million and $148.1 million, representing 124% and 145% increases, respectively, over the $25.2 million and $60.4 million in total revenues for the comparable periods of 2005.

Mark J. Morrison, President and Chief Executive Officer, said, "We are very pleased with the record results the Company achieved for the third quarter. Each of our operating units performed at or above our expectations. Our record results in both revenue and profitability for the third quarter are primarily due to our recent acquisitions and increased premium retention, as well as year-over-year improvements in underwriting results and operational efficiency. Looking forward, we expect growth in gross written premium to continue for the remainder of 2006 and on into 2007 as a result of both increased retention of existing business and organic growth. We also expect this continued premium growth to fuel our ability to sustain current profitability and return on equity for the near term."

The Company previously announced on October 4, 2006, the successful public offering of 3,000,000 shares of its common stock. The net proceeds of $24.6 million received from the public offering were used to reduce outstanding debt associated with recent acquisitions. The issuance of these shares increased Hallmark's book value by approximately $0.20 per share subsequent to the close of the third quarter.

Mark E. Schwarz, Executive Chairman of Hallmark, stated, "I believe that we have made excellent progress in implementing our 2006 strategic goals. We have made significant progress in integrating the recent acquisitions into our operational structure. In addition, the successful completion of our public offering has broadened our shareholder base and provided the near-term balance sheet leverage needed to support the increased premium retention anticipated through 2009."

 Financial Highlights

                                 Three Months Ended        Nine Months Ended
                                    September 30,            September 30,
                                ---------------------------------------------
                                 2006         2005         2006         2005
                                ------       ------       ------       ------
                                              ($ in thousands)
    Gross premiums written     $58,107      $43,512     $153,718      $62,985
    Net premiums written        55,005       42,960      146,176       62,433
    Net premiums earned         42,194       19,024      104,887       38,727
    Commission and fee income    9,943        3,094       32,223       13,534
    Net investment income        2,912        1,412        7,505        2,274
    Net realized gain (loss)
     on investments               (135)          93       (1,501)          52
    Total revenues              56,365       25,167      148,072       60,397
    Net Income                   4,877        2,473        4,461        6,292
    EPS - Basic                  $0.27        $0.17        $0.28        $0.58
    EPS - Diluted                $0.27        $0.17        $0.28        $0.58
    Return on Average Equity      16.5%        12.0%         5.8%        14.5%
    Net Income (1)               4,877        2,473       10,527        6,292
    EPS - Basic (1)              $0.27        $0.17        $0.66        $0.58
    EPS - Diluted (1)            $0.27        $0.17        $0.66        $0.58
    Return on Average Equity (1)  16.5%        12.0%        13.6%        14.5%
    Book Value Per Share         $6.83        $5.74        $6.83        $5.74

    (1)  Adjusted to exclude the effect of the non-cash interest expense charge (net of tax) of $6.1 million resulting from the convertible promissory notes issued and converted during the year.

The following reconciles Hallmark's year to date net income, diluted earnings per share and return on average equity without interest expense from amortization attributable to the deemed discount on convertible promissory notes to its reported results (in thousands). Management believes this reconciliation provides useful supplemental information in evaluating the operating results of Hallmark's business. This disclosure should not be viewed as a substitute for net income, diluted earnings per share and return on average equity determined in accordance with U.S. generally accepted accounting principles ("GAAP"):

                            Income excluding   Interest
                           interest expense    expense
                           from amortization     from
                              of discount,   amortization               Net
                               net of tax    of discount  Tax effect   Income
 Nine months ended
   September 30, 2006             $10,527      $9,625      $(3,559)    $4,461
 Weighted average
   shares - basic                  16,019                              16,019
 Weighted average
   shares - diluted                16,038                              16,038
 Average shareholders' equity     103,271                             103,271
 Net income per share - basic       $0.66                               $0.28
 Net income per share - diluted     $0.66                               $0.28
 Return on average equity            13.6%                                5.8%

Excluding the effect of the non-cash interest expense charge, the increase in net income for the three and nine months ended September 30, 2006 versus the same periods in 2005 was primarily attributable to the results of Hallmark's recently acquired TGA Operating Unit and Aerospace Operating Unit, the retention of business produced by its HGA Operating Unit beginning in the third quarter of 2005 and additional investment income.

The acquisitions of the TGA Operating Unit and the Aerospace Operating Unit in the first quarter of 2006 contributed $22.9 million and $56.0 million to the increase in total revenues for the three months and nine months ended September 30, 2006, respectively, as compared to the same periods in 2005. The retention of business produced by the HGA Operating Unit that was previously retained by third parties also contributed $9.1 million and $40.3 million to the increase in revenue for the three months and nine months ended September 30, 2006, respectively, but was partially offset by lower ceding commissions and fee revenues of $3.0 million and $12.1 million for the three and nine months ended September 30, 2006, respectively, attributable to the shift from a third-party agency structure to an insurance underwriting structure.

Net investment income for the three months and nine months ended September 30, 2006 were $2.9 million and $7.5 million, respectively, compared to $1.4 million and $2.3 million for the similar periods in 2005. The quarter and year to date increases of 106% and 230%, respectively, reflected higher interest rates and greater average cash and invested assets in 2006 attributable to positive cash flow from operations and reinvestment of the strong earnings. These increases were partially offset by net realized losses on our investment portfolio of $0.1 million and $1.5 million for the three and nine months ended September 30, 2006, respectively, as compared to nominal net realized gains during the similar periods of 2005.

Hallmark's net losses and loss adjustment expenses and its net loss ratio for the three months ended September 30, 2006 were $23.6 million and 55.9%, respectively, compared to $11.0 million and 58.0%, respectively, for the same period in 2005. The net losses and loss adjustment expenses and net loss ratio for the nine months ended September 30, 2006 were $60.5 million and 57.7%, respectively, compared to $22.6 million and 58.3%, respectively, for the same period of 2005. For the three months and nine months ended September 30, 2006, the Company recognized $1.2 million and $2.0 million, respectively, in favorable development of prior years' loss reserve estimates.

Hallmark's other operating costs and expenses and its operating expense ratio for the three months ended September 30, 2006 were $23.0 million and 29.1%, respectively, compared to $9.9 million and 35.6%, respectively, for the same period in 2005. Other operating costs and expenses and the operating expense ratio for the nine months ended September 30, 2006 were $64.1 million and 30.4%, respectively, compared to $27.8 million and 34.0% for the same period of 2005.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property and casualty insurance products to businesses and individuals. The Company's business involves marketing, distributing, underwriting and servicing commercial insurance in Texas, New Mexico, Idaho, Oregon, Montana, Louisiana, Oklahoma and Washington; marketing, distributing, underwriting and servicing non- standard personal automobile insurance in Texas, New Mexico, Arizona, Oklahoma and Idaho; marketing, distributing, underwriting and servicing general aviation insurance in 48 states; and providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
http://www.hallmarkgrp.com

              Hallmark Financial Services, Inc. and Subsidiaries
                         Consolidated Balance Sheets
                               ($ in thousands)

                                                  September 30   December 31
                        ASSETS                        2006          2005
                        ------                        ----          ----
                                                  (unaudited)     (audited)
    Investments:
      Debt securities, available-for-sale,
       at market value                              $125,800        $79,360
      Equity securities, available-for-sale,
       at market value                                 3,701          3,403
      Short-term investments, available-for-sale,
       at market value                                40,169         12,281
                                                    --------       --------
          Total investments                          169,670         95,044

    Cash and cash equivalents                         39,240         44,528
    Restricted cash and investments                   35,030         13,802
    Premiums receivable                               61,154         26,530
    Accounts receivable                               12,276          2,083
    Prepaid reinsurance premium                        1,575            767
    Reinsurance balances receivable                      777              -
    Reinsurance recoverable                            4,480            444
    Deferred policy acquisition costs                 14,742          9,164
    Excess of cost over fair value
      of net assets acquired                          31,781          4,836
    Intangible assets                                 26,647            459
    Deferred federal income taxes                          -          3,992
    Current federal income tax receivable              1,010              -
    Other assets                                       9,034          7,257
                                                    --------       --------
      Total assets                                  $407,416       $208,906
                                                    ========       ========

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
    Liabilities:
      Notes payable                                  $48,529        $30,928
      Note payable to related party                   12,500              -
      Structured settlements                          24,326              -
      Unpaid losses and loss adjustment expenses      65,604         26,321
      Unearned premiums                               82,085         36,027
      Unearned revenue                                 7,079          4,055
      Reinsurance balances payable                         -            116
      Accrued agent profit sharing                     1,854          2,173
      Accrued ceding commission payable               11,534         11,430
      Pension liability                                2,766          2,932
      Deferred federal income taxes                    4,307              -
      Current federal income tax payable                   -            300
      Accounts payable and other accrued expenses     25,479          9,436
                                                    --------       --------
          Total liabilities                          286,063        123,718

    Stockholders' equity:
      Common stock, $.18 par value (authorized
      33,333,333 shares in 2006 and 16,666,667
      shares in 2005; issued 17,767,733 shares
      in 2006 and 14,476,102 shares in 2005)           3,198          2,606
    Additional paid in capital                        93,712         62,907
    Retained earnings                                 26,750         22,289
    Accumulated other comprehensive loss              (2,230)        (2,597)
    Treasury stock, at cost (7,828 shares
     in 2006 and 2,470 in 2005)                          (77)           (17)
                                                    --------       --------
          Total stockholders' equity                 121,353         85,188
                                                    --------       --------

                                                    $407,416       $208,906
                                                    ========       ========

              Hallmark Financial Services, Inc. and Subsidiaries
                    Consolidated Statements of Operations
                                 (Unaudited)
                  ($ in thousands, except per share amounts)

                                 Three Months Ended       Nine Months Ended
                                    September 30             September 30
                                 -----------------        -----------------
                                 2006         2005        2006         2005
                                 ----         ----        ----         ----
    Gross premiums written     $58,107      $43,512     $153,718      $62,985
    Ceded premiums written      (3,102)        (552)      (7,542)        (552)
                               -------      -------     --------      -------
      Net premiums written      55,005       42,960      146,176       62,433
      Change in unearned
       premiums                (12,811)     (23,936)     (41,289)     (23,706)
                               -------      -------     --------      -------
      Net premiums earned       42,194       19,024      104,887       38,727

    Investment income,
     net of expenses             2,912        1,412        7,505        2,274
    Realized gain (loss)          (135)          93       (1,501)          52
    Finance charges              1,037          487        2,940        1,536
    Commission and fees          9,943        3,094       32,223       13,534
    Processing and service fees    410        1,048        1,994        4,252
    Other income                     4            9           24           22
                               -------      -------     --------      -------
      Total revenues            56,365       25,167      148,072       60,397

    Losses and loss
     adjustment expenses        23,589       11,043       60,478       22,584
    Other operating costs
     and expenses               23,044        9,897       64,097       27,752
    Interest expense             1,527          559        4,774          664
    Interest expense from
     amortization of discount
     on convertible notes            -            -        9,625            -
    Amortization of
     intangible asset              573           17        1,719           31
                               -------      -------     --------      -------
      Total expenses            48,733       21,516      140,693       51,031

    Income before tax            7,632        3,651        7,379        9,366

    Income tax expense           2,755        1,178        2,918        3,074
                               -------      -------     --------      -------

    Net income                  $4,877       $2,473       $4,461       $6,292
                               =======      =======     ========      =======
    Common stockholders
     net income per share:
       Basic                     $0.27        $0.17        $0.28        $0.58
                               =======      =======     ========      =======
       Diluted                   $0.27        $0.17        $0.28        $0.58
                               =======      =======     ========      =======

                      Hallmark Financial Services, Inc.
                          Consolidated Segment Data

                                  Three Months Ended September 30, 2006
                           ---------------------------------------------------
                                                                Corp-  Consol-
                            HGA       TGA   Phoenix  Aerospace  orate  idated
                           ------   ------  -------  ---------  -----  -------

  Produced premium         22,206   34,825   12,278    6,495       -   75,804
                           ------   ------   ------    -----    ----  -------

  Gross premiums written   21,967   17,269   12,278    6,593       -   58,107
  Ceded premiums written   (2,270)    (747)       -      (85)      -   (3,102)
                           ------   ------   ------    -----    ----  -------
  Net premiums written     19,697   16,522   12,278    6,508       -   55,005
  Change in unearned
    premiums                 (497)  (5,764)  (1,058)  (5,492)      -  (12,811)
                           ------   ------   ------    -----    ----  -------
  Net premiums earned      19,200   10,758   11,220    1,016       -   42,194

  Total revenues           20,964   19,403   12,257    3,486     255   56,365

  Loss and loss
   adjustment expenses      9,347    6,863    6,800      587      (8)  23,589

  Pre-tax income            5,112    1,998    2,316      869  (2,663)   7,632
                           ------   ------   ------    -----    ----  -------

  Net loss ratio (1)         48.7%    63.8%    60.6%    57.8%            55.9%
  Net expense ratio (1)      28.9%    29.1%    28.9%    35.1%            29.1%
                           ------   ------   ------    -----          -------
  Net combined ratio         77.6%    92.9%    89.5%    92.9%            85.0%
                           ======   ======   ======    =====          =======

                                  Three Months Ended September 30, 2005
                           ---------------------------------------------------
                                                                Corp-  Consol-
                            HGA       TGA   Phoenix  Aerospace  orate  idated
                           ------   ------  -------  ---------  -----  -------

  Produced premium         19,662       -     8,643       -        -   28,305
                           ------   ------   ------    -------  -----  -------

  Gross premiums written   34,869       -     8,643       -        -   43,512
  Ceded premiums written     (552)      -         -       -        -     (552)
                           ------   ------   ------    -----    ----  -------
  Net premiums written     34,317       -     8,643       -        -   42,960
  Change in unearned
   premiums               (24,250)      -       314       -        -  (23,936)
                           ------   ------   ------    -----    ----  -------
  Net premiums earned      10,067       -     8,957       -        -   19,024

  Total revenues           14,339       -    10,814       -       14   25,167

  Loss and loss
   adjustment expenses      5,630       -     5,429       -      (16)  11,043

  Pre-tax income            2,196       -     2,790       -   (1,335)   3,651
                           ------   ------   ------    -----    ----  -------

  Net loss ratio (1)         55.9%             60.6%                     58.0%
  Net expense ratio (1)      37.5%             33.5%                     35.6%
                           ------            ------                   -------
  Net combined ratio         93.4%             94.1%                     93.6%
                           ======            ======                   =======

                      Hallmark Financial Services, Inc.
                          Consolidated Segment Data

                                   Nine Months Ended September 30, 2006
                           ---------------------------------------------------
                                                                Corp-  Consol-
                            HGA       TGA   Phoenix  Aerospace  orate  idated
                           ------   ------   ------    -----    ----  -------
    Produced premium       69,357   93,254   34,116   22,356       -  219,083
                           ------   ------   ------    -----    ----  -------

    Gross premiums written 68,884   43,773   34,116    6,945       -  153,718
    Ceded premiums written (6,122)  (1,309)       -     (111)      -   (7,542)
                           ------   ------   ------    -----    ----  -------
    Net premiums written   62,762   42,464   34,116    6,834       -  146,176
    Change in unearned
     premiums             (12,396) (20,662)  (2,757)  (5,474)      -  (41,289)
                           ------   ------   ------    -----    ----  -------
    Net premiums earned    50,366   21,802   31,359    1,360       -  104,887

    Total revenues         57,768   48,686   34,944    7,317    (643) 148,072
    Loss and loss
     adjustment expenses   27,165   13,186   19,369      783     (25)  60,478

    Pre-tax income         11,245    7,152    6,760      773 (18,551)   7,379
                           ------   ------   ------    -----    ----  -------

    Net loss ratio (1)       53.9%    60.5%    61.8%    57.6%      -     57.7%
    Net expense ratio (1)    30.1%    30.6%    30.4%    38.1%      -     30.4%
                           ------   ------   ------    -----    ----  -------
    Net combined ratio       84.0%    91.1%    92.2%    95.7%      -     88.1%
                           ======   ======   ======    =====          =======

                                   Nine Months Ended September 30, 2005
                           ---------------------------------------------------
                                                                Corp-  Consol-
                            HGA       TGA   Phoenix  Aerospace  orate  idated
                           ------   ------   ------    -----    ----  -------

    Produced premium       62,209        -   28,008        -       -   90,217
                           ------   ------   ------    -----    ----  -------

    Gross premiums written 34,869        -   28,116        -       -   62,985
    Ceded premiums written   (552)       -        -        -       -     (552)
                           ------   ------   ------    -----    ----  -------
    Net premiums written   34,317        -   28,116        -       -   62,433
    Change in unearned
     premiums             (24,250)       -      544        -       -  (23,706)
                           ------   ------   ------    -----    ----  -------
    Net premiums earned    10,067        -   28,660        -       -   38,727

    Total revenues         27,194        -   33,169        -      34   60,397

    Loss and loss
     adjustment expenses    5,631        -   17,002        -     (49)  22,584

    Pre-tax income          4,761        -    7,666        -  (3,061)   9,366
                           ------   ------   ------    -----    ----  -------

    Net loss ratio (1)       55.9%             59.3%                     58.3%
    Net expense ratio (1)    37.5%             32.8%                     34.0%
                           ------            ------                   -------
    Net combined ratio       93.4%             92.1%                     92.3%
                           ======            ======                   =======

    (1)  The net loss ratio is calculated as incurred loss and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses, including allocated overhead expenses, of our insurance company subsidiaries divided by net premiums earned, each determined in accordance with GAAP.